EXHIBIT 2

                            STOCK PURCHASE AGREEMENT

                                     BETWEEN

                                ALL WEATHER, INC.

                                       AND

                                 AAI CORPORATION



                                 RELATING TO THE
                                   BUSINESS OF

                          AAI SYSTEMS MANAGEMENT, INC.

                            DATED SEPTEMBER 30, 1997




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                               TABLE OF CONTENTS
                               -----------------


                                                                           Page


1. Definitions................................................................1

2. Sale of Shares; Purchase Price.............................................8

3. Representations and Warranties of Seller...................................9
                  (a) Organization and Good Standing; No Subsidiaries........10
                  (b) Ownership of Shares and Execution of Agreement.........10
                  (c) Capitalization.........................................11
                  (d) Financial Statements...................................11
                  (e) No Undisclosed Liabilities.............................11
                  (f) Absence of Certain Changes.............................12
                  (g) Taxes..................................................14
                  (h) Patents, Trademarks and Copyrights.....................17
                  (i) Real Property; Leases of Real Property.................17
                  (j) Permits; Compliance with Laws..........................18
                  (k) Insurance..............................................18
                  (l) Material Contracts.....................................18
                  (m) Title to Properties; Absence of Encumbrances...........20
                  (n) Restrictions...........................................21
                  (o) Litigation; Consents...................................22
                  (p) Environmental Matters..................................22
                  (q) Collective Bargaining Agreements and Labor.............24
                  (r) ERISA..................................................25
                  (s) Customers..............................................26
                  (t) Accuracy of Information................................26

4. Representations and Warranties of Purchaser...............................26
                  (a) Organization and Good Standing.........................26
                  (b) Restrictions...........................................27
                  (c) Litigation; Consents...................................27
                  (d) Execution and Effect of Agreement......................27
                  (e) Investment Representation..............................28
                  (f) Sources of Information.................................28

5. Covenants of Seller.......................................................28
                  (a) Representations and Warranties.........................28
                  (b) Access to Documents; Opportunity to Ask Questions......29
                  (c) Maintenance of Insurance...............................29


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                  (d) Conduct of Business....................................29
                  (e) Consents; Conditions Precedent.........................31
                  (f) Employee Transfers.....................................31
                  (g) Flight Systems Division; Other Transfers...............31
                  (h) Transaction Documents..................................32
                  (i) Notices of Certain Events..............................32
                  (j) No Other Discussions...................................32
                  (k) Restrictive Covenants..................................33
                  (l) Further Assurances.....................................35
                  (m) Supplemental Disclosure................................35

6. Covenants of Purchaser....................................................36
                  (a) Representations and Warranties.........................36
                  (b) Consents; Conditions Precedent.........................36
                  (c) Reserved...............................................36
                  (d) Change of Name.........................................36
                  (e) Restrictive Covenants..................................36

7. Tax Matters...............................................................38
                  (a) Section 338 Election...................................38
                  (b) Tax Indemnification....................................39
                  (c) Preparation of Tax Returns; Payment of Taxes...........39
                  (d) Cooperation with Respect to Tax Returns................41
                  (e) Tax Audits.............................................42
                  (f) Refund Claims..........................................42
                  (g) Other Tax Matters......................................43
                  (h) Tax Sharing Agreements.................................43

8. Post-Closing Matters......................................................43
                  (a) Offer of Employment....................................43
                  (b) Compensation and Benefits..............................43
                  (c) Employee Benefit Plans.................................44
                  (d) Facilitation of Transition.............................45
                  (e) Certain Employees of Seller............................45
                  (f) Cash Processing........................................46
                  (g) Records................................................46

9. Conditions Precedent to Purchaser's Obligation............................46

10. Conditions Precedent to Seller's Obligation..............................49

11. Closing Date; Closing....................................................50

12. No Brokers...............................................................52

13. Survival of Representations and Warranties...............................53



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14. Indemnification of and by Purchaser and Limitation of Liability..........53

15. Termination..............................................................57

16. Further Assurances.......................................................58

17. Confidentiality; Press Releases..........................................58

18. Notices..................................................................58

19. Entire Agreement.........................................................60

20. Successors...............................................................60

21. Section Headings.........................................................60

22. Applicable Law...........................................................60

23. Transfer Taxes...........................................................60

24. Expenses.................................................................61

25. Waiver of Jury Trial.....................................................61

26. Severability.............................................................61

27. Counterparts.............................................................61




                                       iii


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                         List of Schedules and Exhibits
                         ------------------------------

Schedules
---------

1(a)              Assets
2(c)              Bonus Agreements
3(a)              State Qualifications
3(b)              Encumbrances on Shares
3(e)              Liabilities
3(f)              Certain Changes
3(g)              Tax Matters
3(h)              Patents, Trademarks and Copyrights
3(k)              Insurance Policies
3(l)              Material Contracts
3(m)              Encumbrances
3(n)              Restrictions
3(o)              Litigation
3(p)              Environmental Matters
3(q)              Collective Bargaining Agreements and Labor
3(r)              ERISA
3(s)              Significant Customers
5(f)              AAI Engineering Support, Inc. Transferred Employees
5(g)              Flight Systems Division
8(e)              Seller Employees


Exhibits

A                 Form of Guaranty and Non-Competition Agreement
B                 Form of Lease
C                 Form of Manufacturing Agreement
D                 Form of Seller Note
E                 Form of Subordination Agreement
F                 Transfer Agreement
G-1               Form of Opinion of Senior Counsel to Seller
G-2               Form of Opinion of Counsel to Seller
H                 Form of Opinion of Counsel to Purchaser



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                            STOCK PURCHASE AGREEMENT

                  AGREEMENT made this 30th day of September, 1997, by and between All Weather, Inc., a Delaware corporation ("Purchaser"), and AAI Corporation, a Maryland corporation ("Seller").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, Seller is the owner of 1,000 shares (the "Shares") of common stock, no par value per share (the "Common Stock"), of AAI Systems Management, Inc., a Maryland corporation ("Company"), which Shares constitute all of the issued and outstanding shares of capital stock of Company; and

                  WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Shares, for the purchase price and upon the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

                  1. Definitions. (a) As used in this Agreement, the following
                     -----------
terms shall have the indicated meanings, which meanings shall be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and plural forms of such terms.

                  "Aggregate Operating Income" shall mean, for the period specified, the Company's earnings before interest, taxes, depreciation, and amortization, calculated in accordance with GAAP, and before consulting fees or other payments (excluding expense reimbursements) to Ridge Advisors, Inc. or Seidler Capital Partners, L.P. or any of their affiliates.

                  "Assets" shall mean the assets of Seller and AAI Engineering Support, Inc. that


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are used primarily in the Business and are set forth on Schedule 1(a) hereto.

                  "Balance Sheet" shall mean the unaudited balance sheet of Company as at June 29, 1997.

                  "Balance Sheet Date" shall mean June 29, 1997.

                  "Benefit Arrangement" means any employment, severance or similar contract or policy, or any other contract, plan, policy or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock options, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance, post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) that (i) is not an Employee Plan or a Multiemployer Plan, (ii) is entered into or maintained, as the case may be, by UIC, Seller, the Company, or any of their respective ERISA Affiliates and (iii) covers any United States employee of the Company or former United States employee of the Company by virtue of his or her employment with the Company.

                  "Best Efforts" shall mean commercially reasonable good faith efforts but shall in no event require the commencement of litigation against any third party or the payment of fees or other consideration to any third party.

                  "Business" shall mean the automated weather and water monitoring and reporting systems business of Company and which includes, but is not limited to, the development, manufacture, assembly, sales, installation, and servicing of the Automated Surface Observing System ("ASOS"), ASOS Controller Equipment and hybrid systems thereof

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("ACE"), Next Generation Weather Observing System ("NEXWOS"), NEXWOS
International, Aqua Watch, and Tactical Meteorological Systems ("TACMET").

                  "Business Day" shall mean any weekday on which commercial banks in New York, New York and Chicago, Illinois are open. Any action, notice or right which is to be exercised or lapses on or by a given date which is not a Business Day may be taken, given or exercised, and shall not lapse, until the end of the next Business Day.

                  "Closing" has the meaning specified in Section l1(a) of this Agreement.

                  "Closing Date" has the meaning specified in Section l1(a) of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" has the meaning specified in the first recital of this Agreement.

                  "Company" has the meaning specified in the first recital of this Agreement.

                  "Confidentiality Agreement" shall mean that certain letter agreement dated as of March 24, 1997 between UIC and Ridge Capital Corporation with respect to, among other things, the treatment of confidential information regarding Company.

                  "Employee Plan" means any "employee benefit plan", as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by UIC, Seller, the Company, or any of their respective ERISA Affiliates and (iii) covers any employee of the Company or former employee of the Company by virtue of his or her employment with the Company.

                  "Encumbrances" shall mean any lien, security interest, mortgage, pledge, hypothecation, easement, charge, restriction, adverse claim, conditional sale, capital lease, or other title retention agreement.

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                  "Environmental Laws" shall mean any federal, state, local, or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, agreement or enforceable governmental requirement now in effect, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals, or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

                  "Financial Statements" shall mean the Balance Sheet and the related unaudited statements of operations of the Company for the six-month period ended June 29, 1997 and the unaudited balance sheets of the Company as of December 31, 1995 and December 29, 1996 and the related unaudited statements of operations of the Company for each of the years in the two-year period ended December 29, 1996.

                  "Flight Systems Division" has the meaning specified in Section 5(g) of this Agreement.

                  "GAAP" shall mean generally accepted accounting principles as in effect at the time of application thereof.

                  "Governmental Authority" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

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                  "Guaranty and Non-Competition Agreement" means the Guaranty and Non- Competition Agreement between Purchaser and UIC having substantially the terms set forth in Exhibit A hereto.

                  "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

                  "Hazardous Materials" shall mean hazardous wastes as presently defined by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.609 et. seq., as amended, and the regulations promulgated thereunder and hazardous substances as presently defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.9601 et. seq., as amended ("CERCLA" or "Superfund") and the regulations promulgated thereunder.

                  "Income Taxes" shall mean any income tax or any franchise or other state or local tax based on net income, adjusted gross receipts, or income.

                  "Indebtedness" shall mean all obligations which arise from borrowed money or the deferred purchase price of property, or services (other than accounts payable arising in the ordinary course of business).

                  "International Plan" means any employment, severance or similar contract, arrangement or policy (exclusive of any such contract which is terminable within 30 days without liability of UIC, Seller, the Company, or any of their respective ERISA Affiliates), or any plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms

                                        5


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of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, Multiemployer Plan or a Benefit Arrangement,
(ii) is maintained or contributed to by UIC, Seller, the Company, or any of their respective ERISA Affiliates and (iii) covers any employee of the Company or former employee of the Company by virtue of his or her employment with the Company.

                  "Lease" means the Lease Agreement between Company and Seller having substantially the terms set forth in Exhibit B hereto.

                  "Manufacturing Agreement" means the Manufacturing and Assembly Agreement between Company and Seller having substantially the terms set forth in Exhibit C hereto.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, operations, assets, affairs, results of operations, properties, liabilities, prospects, or condition (financial or otherwise) of Company.

                  "Multiemployer Plan" shall mean each employee benefit plan that is a Multiemployer Plan, as defined in Section 3(37) of ERISA and that is contributed to by UIC, Seller, the Company or any of their respective ERISA Affiliates.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Permitted Encumbrance" shall mean (a) Encumbrances imposed by any Governmental Authority for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Company in accordance with GAAP; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Encumbrances arising in the ordinary course of business which are not overdue for a period of more than 30 days or

                                        6


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which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Company or its Subsidiaries in accordance with GAAP; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; and (d) deposits to secure the performance of any or all of the following: bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business.

                  "Purchase Price" has the meaning specified in Section 2(b) of this Agreement.

                  "Purchaser" has the meaning specified in the first paragraph of this Agreement.

                  "Seller" has the meaning specified in the first paragraph of this Agreement.

                  "Seller Group" means, with respect to Federal Taxes, the affiliated group of corporations (as defined in Section 1504(a) of the Code) of which the Company is a member, and with respect to State Taxes, the consolidated, combined or unitary group of which the Company is a member.


                  "Seller Note" means a 9% Junior Subordinated Note of Purchaser and Company due 2002 having substantially the terms set forth in Exhibit D hereto.
                  "Shares" has the meaning specified in the first recital of this Agreement.

                  "Subordination Agreement" means the Subordination Agreement by and among Purchaser, Seller, Company, Seidler Capital Partners, L.P., and LaSalle National Bank having substantially the terms set forth in Exhibit E hereto.

                  "Subsidiary" shall mean each corporation, partnership or other entity, of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or a majority of the equity

                                        7


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interests are owned or controlled directly or indirectly by another person.

                  "Tax" or "Taxes" means all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, real or personal property, and estimated taxes, water, rent and sewer service charges, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon, imposed by any taxing authority (federal, state, local or foreign) and shall include any transferee or several liability in respect of Taxes.

                  "Tax Return" means all returns, declarations, reports, estimates, forms, information returns and statements required to be filed in respect of any Taxes.

                  "Taxing Authority" shall mean any Governmental Authority (domestic or foreign) responsible for the imposition, administration, or collection of any Tax.

                  "Transaction Documents" means this Agreement, the Guaranty and Non- Competition Agreement, the Lease, the Manufacturing Agreement, the Seller Note, and the Subordination Agreement.

                   "UIC" means United Industrial Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of capital stock of Seller.

                  "WARN" shall mean the Workers Adjustment and Retraining Act of 1988 and any similar state or local plant closing law.

                  2. Sale of Shares; Purchase Price. (a) On the terms and
                     ------------------------------
subject to the conditions set forth in this Agreement, Seller hereby agrees to sell, assign and transfer to

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Purchaser, and Purchaser hereby agrees to purchase from Seller, on the Closing
Date, the Shares.

                           (b)      In consideration of the sale of the Shares
(the "Purchase Price"), urchaser shall:

                                    (i)  pay to Seller on the Closing Date, by
wire transfer in U.S. dollars in immediately available funds, to the account specified by Seller on or prior to the Closing Date, $18,500,000 (the "Cash Purchase Price"); and

                                    (ii) deliver to Seller on the Closing Date,
the Seller Note in an aggregate principal amount of $2,375,000.

                           (c)      Seller hereby assumes and retains any and
all liabilities and obligations the Company may have in connection with all bonus or retention obligation agreements entered into with any employees of the Company in connection with the sale of the Company and the Shares including without limitation those agreements identified on Schedule 2(c) hereto. As of the Closing Date, all intercompany accounts between Company, on the one hand, and Seller and Seller's other Subsidiaries, on the other hand, shall be cancelled without any further payments thereon.

                  3. Representations and Warranties of Seller. Seller hereby
                     ----------------------------------------
represents and warrants to Purchaser as follows (it being understood that the inclusion of any item on a schedule hereto shall not be deemed an acknowledgment that such item is (i) material, (ii) would be reasonably likely to result in a Material Adverse Effect, or (iii) is required to be disclosed under this Agreement):
                           (a)      Organization and Good Standing; No
Subsidiaries. Each of Seller and Company is a corporation duly incorporated, validly existing and in good standing

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under the laws of the State of Maryland, and has full corporate power and authority to own, lease, and operate its properties and carry on its business as it is now being conducted. Company is duly qualified as a foreign corporation and is in good standing under the laws of (i) each jurisdiction in which it owns real property and (ii) each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification and where a failure to be so qualified would have a Material Adverse Effect. Schedule 3(a) hereto sets forth a list of all jurisdictions in which the Company is qualified to do business. The copies of Company's Articles of Incorporation and Bylaws (together with all amendments thereto) which have been previously delivered to Purchaser are complete and correct. Company has no Subsidiaries.

                           (b)      Ownership of Shares and Execution of
Agreement. Except as set forth on Schedule 3(b) hereto, Seller is the record and beneficial owner of the Shares, free and clear of any and all Encumbrances and any other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of the Shares). Seller has the requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to sell, assign, transfer and deliver the Shares as provided in this Agreement, and such delivery will convey to Purchaser good and marketable title to the Shares, free and clear of any and all Encumbrances. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Seller and UIC, to the extent they are parties thereto. This Agreement has been, and on the Closing Date the Transaction Documents will be, duly executed and delivered by each of Seller and UIC, to the extent it is a party thereto, and constitute, or will

                                       10


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constitute, the legal, valid and binding obligations of each of Seller and UIC, to the extent it is a party thereto, enforceable against it in accordance with their respective terms.

                           (c)      Capitalization.  The authorized capital
stock of Company consists of 5,000 shares of Common Stock, of which 1,000 shares are outstanding as of the date hereof. All of the outstanding shares of Common Stock of Company have been validly issued and are fully paid and non-assessable. No shares of capital stock are held by Company as treasury stock. There is no existing option, warrant, call, commitment or other security or agreement of any kind to which Company is a party requiring, and there are no convertible securities of Company outstanding which upon conversion would require, the issuance of any additional shares of capital stock of Company or other securities convertible into shares of capital stock or any debt or equity security of Company of any kind.

                           (d)      Financial Statements.  Seller has delivered
to Purchaser copies of the Financial Statements. Each of the Financial Statements is in accordance with the books and records of Company, as of the dates and for the periods indicated, has been prepared in accordance with GAAP and in conformity with the practices consistently applied by Company in the immediately preceding fiscal periods, and presents fairly in all material respects the consolidated financial position and results of operations of Company as of the dates and for the periods indicated, subject to the absence of footnotes and, as to the interim statements, to normal year-end adjustments. The Financial Statements do not include the assets, liabilities or results of operations of the Flight Systems Division.


                           (e)      No Undisclosed Liabilities.  As of the
Balance Sheet Date, Company had no Indebtedness or liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due) except: (i) liabilities provided for in the

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Balance Sheet or disclosed in the notes thereto; (ii) liabilities disclosed on
Schedule 3(e) or any other Schedule hereto; (iii) other undisclosed normal liabilities incurred in the ordinary course of business, consistent with prior practice, since the Balance Sheet Date which, individually or in the aggregate, are not material to the Company; (iv) other liabilities that are the subject matter of another representation or warranty of Seller herein which pursuant to the terms thereof are not required to be disclosed; and (v) product warranty liabilities.
                           (f)      Absence of Certain Changes.  Except as set
forth on Schedule 3(f), since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been:
                                    (i)     any event, occurrence, development
or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                                    (ii)    any declaration, setting aside or
payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company, except as contemplated by
Section 5(g) hereof;

                                    (iii)   any amendment of any material term
of any outstanding security of the Company;

                                    (iv)    any incurrence, assumption or
guarantee by the Company of any indebtedness for borrowed money;

                                    (v)     any creation or assumption by the
Company of any Encumbrance on any material asset other than in the ordinary course of business consistent with past practices or any sale, lease, pledge or other disposition of accounts receivable of the Company to any person;

                                    (vi)    any making of any loan, advance or
capital contributions to or investment in any person other than employee advances in the ordinary course of business in an aggregate amount less than $10,000;

                                    (vii)   any damage, destruction or other
casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

                                    (viii)  any transaction or commitment made,
or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, which, individually or in the aggregate, are material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

                                    (ix)    any change in any method of
accounting or accounting practice by the Company;


                                    (x)     any (A) employment, deferred
compensation, severance, retirement or other similar agreement entered into with any director, officer or employee of the Company (or any amendment to any such existing agreement), (B) grant of any severance or termination pay to any director, officer or employee of the Company other than pursuant to a pre-existing plan or policy, or (C) change in compensation or other benefits payable to any director, officer or employee of the Company pursuant to any severance or retirement plans or

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


policies thereof, except for agreements covered by Section 2(c) hereof;

                                    (xi) any labor dispute, other than routine
individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company, or the termination of employment of any officers or key employees of the Company which terminations could reasonably be expected to have a Material Adverse Effect; or (xii) any change in the present relationship between the Company and its suppliers, insurers, lessors, licensors, licensees, distributors, or customers that could reasonably be expected to have a Material Adverse Effect. (g) Taxes. (i) Except as set forth on Schedule 3(g) hereto, all material Tax Returns required to be filed by or on behalf of Company have been filed with the appropriate Taxing Authorities in all jurisdictions in which such Tax Returns are required to be filed, and all amounts shown on such Tax Returns (including interest and penalties) as due from Company either directly, as part of a consolidated, combined or unitary Tax Return (whether or not allocable to the Company), or otherwise, have been fully and timely paid or are adequately provided for on the Balance Sheet. (ii) Except as set forth on Schedule 3(g) hereto, the Tax Returns correctly reflected (and, as to any Tax Returns not filed as of the date hereof, will correctly reflect), in all material respects, the facts regarding the income, business, assets, operations, activities and status of the Company and any other information required to be shown therein;

                                    (iii) Except as set forth on Schedule 3(g)
hereto, all deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service or any other Taxing Authority of the Tax Returns of or covering Company have been fully paid, and there are no unpaid deficiencies asserted or assessments made by any Taxing Authority against Company;

                                    (iv) Except as set forth on Schedule 3(g)
hereto, Company has complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes, and all material amounts required to be collected or withheld and paid over to a Taxing Authority have timely been collected or withheld and paid over;

                                    (v)  the charges, accruals and reserves
for Taxes with respect to the Company reflected on the books of the Company (excluding any provisions for deferred income taxes) are adequate, in accordance with GAAP, to cover such Taxes;

                                    (vi) all United States Federal Tax Returns
filed with respect to Tax years of the Company through the Tax year ended December 31, 1989 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

                                    (vii) the Company has not requested any
extension of time within which to file any Tax Return that was not filed on a timely basis;

                                    (viii) neither the Company nor any member of
the Seller Group has granted any extension or waiver of the statue of limitations period applicable to any Tax Return, which period (after giving effect to such extension or waiver) has not yet expired;

                                    (ix) except as set forth on Schedule 3(g)
hereto, there is no claim, audit, action, suit, or proceeding now pending or, to Seller's knowledge, threatened against or with respect to the Company or any member of the Seller Group in respect of any Tax;

                                    (x)     there are no requests for rulings or
determinations in respect of any Tax pending between the Company and any Taxing Authority;

                                    (xi)    the Company does not have any
long-term contracts subject to Section 460 of the Code;

                                    (xii)   the Company has not been a member of
an affiliated, consolidated, combined, or unitary group other than one of which UIC was the common parent;

                                    (xiii)  all information set forth in the
notes to the Balance Sheet relating to Tax matters is true and complete;

                                    (xiv)   Except as set forth on Schedule 3(g)
hereto, Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Company; (xv) Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii); and (xvi) Except as set forth on Schedule 3(g) hereto, no property owned by Company (A) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(B) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the

Code or (C) is tax-exempt bond financed property within the meaning of Section 168(g) of the Code.
                                    (h)     Patents, Trademarks and Copyrights.
Schedule 3(h) hereto contains a complete and correct list of each patent, and each material trademark, trade name, service mark and copyright owned or used by Company and registrations and pending applications therefor and identifies with respect to each of such intellectual property rights, as applicable: (i) the nature of such intellectual property right; (ii) the owner of such intellectual property right; (iii) the jurisdictions by or in which such intellectual property right is registered or in which an application for such registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any person is authorized to use such intellectual property right. Except as set forth on Schedule 3(h) hereto, each of the foregoing is owned by the party shown on such Schedule as owning the same, free and clear of all Encumbrances, other than Permitted Encumbrances. Except as set forth on Schedule 3(h) hereto, to Seller's knowledge, there have been no claims asserted in writing, that are still pending, that any of the foregoing is invalid or conflicts with the asserted rights of others. Company possesses all patents, patent licenses, trade names, trademarks, service marks, brand marks, brand names, copyrights, know-how, formulas and other proprietary and trade rights necessary for the conduct of its business as it is now being conducted, except for those the absence of which could not reasonably be expected to result in a Material Adverse Effect.

                           (i)      Real Property; Leases of Real Property.
Company does not own or lease any real property. Company occupies a portion of the premises owned by Seller in

Hunt Valley, Maryland, for which it pays Seller its allocated cost.

                           (j)      Permits; Compliance with Laws.  Company has
all necessary permits, licenses and governmental authorizations ("Permits") required for the ownership or occupancy of its properties and assets and the carrying on of its business, except where the failure to have any such Permit could not reasonably be expected to result in a Material Adverse Effect. All such Permits are valid and in full force and effect and none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby. Company is in compliance with all laws, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect.

                           (k)      Insurance.  Schedule 3(k) hereto contains a
complete and correct list in all material respects of all policies of insurance or bonds of any kind or nature covering the assets, business, operations, employees, officers, or directors of Company, including, without limitation, policies of life, fire, theft, employee fidelity and other casualty and liability insurance, and such policies are in full force and effect. Complete and correct copies of each such policy have been furnished or made available to Purchaser. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been paid timely, and the Company has otherwise complied in all material respects with the terms and conditions of all such policies and bonds. Except as provided in such policies and bonds with respect to pre-Closing occurrences, such policies and bonds shall not continue to apply to Company following the Closing Date.

                           (l)      Material Contracts.  Except as listed in
Schedule 3(1) hereto, Company is not a party to any (i) material contract, agreement, commitment, arrangement, or plan not made in the ordinary course of business; (ii) any agreement for the purchase of materials, supplies, goods, services, equipment, or other assets that provides for either (A) annual payments by the Company of $50,000 or more or (B) aggregate payments by the Company of $50,000 or more; (iii) any sales, distribution, or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment, or other assets that provides for either (A) annual payments to the Company of $50,000 or more or (B) aggregate payments to the Company of $50,000 or more; (iv) severance agreement involving a payment of more than $25,000 to an individual; (v) contract for the employment of any officer or employee requiring payments in excess of $30,000 in any year; (vi) franchise, distributorship or sales agency agreement; (vii) contract for the future purchase of materials, supplies, services, merchandise or equipment not capable of being fully performed or not terminable within a period of one year from the date hereof or in excess of normal operating requirements; (viii) agreement for the sale or lease of any of its assets other than in the ordinary course of business; (ix) contract or commitment for capital expenditures in excess of $50,000; (x) mortgage, pledge, conditional sales contract, security agreement, factoring agreement, or other similar agreement with respect to any of its real or personal property; (xi) lease of machinery or equipment involving annual payments in excess of $50,000; (xii) agreement with a labor union or labor association; (xiii) loan agreement, promissory note issued by it, guarantee, or subordination or similar type of agreement; (xiv) stock option, retirement, severance, pension, bonus, profit sharing, group insurance, medical or other fringe benefit plan or program providing employee benefits; (xv) consulting agreement involving annual payments in excess of $25,000; (xvi) municipal or other governmental franchise agreements; or (xvii) any agreement with (A) Seller, UIC, or any of their affiliates, (B) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of Seller, UIC, or any of their affiliates, (C) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by Seller, UIC, or any of their affiliates, or (D) any director or officer of Seller, UIC, the Company, or any of their affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Securities Exchange Act of 1934, as amended) of any such director or officer. Complete and correct copies of each such agreement have been furnished to Purchaser. Each agreement, commitment, arrangement, or plan required to be disclosed pursuant to this
Section 3(l) is a valid and binding agreement of the Company and is in full force and effect. Except as set forth in Schedule 3(1) hereto, Company has performed all of the obligations required to be performed by it to date and is not in default under any of the agreements, leases, contracts or other documents listed on Schedule 3(1) nor, to the Seller's knowledge, is any third party in such default or has repudiated any such agreements, leases, contracts or other documents other than for those failures to perform and defaults which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed herein or in Schedule 3(1) hereto, Company is not a party to any non-compete or similar agreement which restricts the operation of its business.


                           (m)      Title to Properties; Absence of
Encumbrances. Company has good and marketable title to all of its properties and assets shown as owned on the Balance Sheet (except for assets disposed of in the ordinary course of business since the Balance Sheet

Date or pursuant to the terms hereof) or acquired after the Balance Sheet Date, free and clear of any and all Encumbrances, except as set forth in Schedule 3(m) hereto and except for Permitted Encumbrances. The physical assets and equipment owned by the Company are in good operating condition and repair, normal wear and tear excepted, and have been reasonably maintained and are adequate and suitable for their present and intended uses. The assets and properties of the Company constitute, in the aggregate, all of the property necessary for the conduct of the Company's business in the manner and to the extent to which it is currently being conducted. The value at which Company's inventories are carried on the Balance Sheet reflects the normal inventory valuation policies of the Company, stating inventories at the lower of cost or market on a last-in first-out basis, all determined in accordance with GAAP. There are no developments affecting any such property or assets pending or, to Seller's knowledge, threatened, which, individually or in the aggregate, are reasonably likely to materially detract from the value of such property or assets or materially interfere with any present or intended use of any such property or assets. The Seller has previously delivered to the Purchaser a complete list of all receivables of the Company, as of July 31, 1997, including accounts receivable, notes receivable, and insurance proceeds receivable. All of the receivables either listed thereon or set forth or reflected in the Balance Sheet were, as of the dates as of which the information is given therein, and as of the Closing Date all of the receivables of the Company will be, valid accounts receivable.


                           (n)      Restrictions.  Except as set forth in
Schedule 3(n) hereto, neither the execution or delivery of this Agreement or any of the other Transaction Documents nor the consummation of the transactions contemplated hereby or thereby, will (i) conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any agreement or instrument binding upon Company, Seller, or UIC, or, in either case, constitute a default thereunder, except for such conflicts, breaches, rights of termination or acceleration and defaults that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (ii) violate any of the provisions of the Articles or Certificate of Incorporation or By-Laws of Company, Seller, or UIC,
(iii) violate any law, rule, regulation, order, judgment, or decree by which Company, Seller, or UIC are bound, or (iv) result in the creation or imposition of any Encumbrance on the Shares or any asset of the Company.


                           (o)      Litigation; Consents.  Except as disclosed
in Schedule 3(o) hereto, there is no action, suit, proceeding, inquiry or investigation pending against or, to Seller's knowledge, threatened against Seller or Company (i) which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby or (ii) which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except with respect to the Hart-Scott-Rodino Act and local governmental permits or licenses, no consent, approval or authorization of any Governmental Authority on the part of Seller or Company is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby.

                           (p)      Environmental Matters.  Except as disclosed
in Schedule 3(p) hereto: (i) no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation, action, claim, suit, proceeding or review is pending, or to Seller's knowledge, threatened by any Governmental Authority or other person with respect to any matters relating to the Company and relating to or arising out of any Environmental Law except for, with respect to all of the above, matters that occurred more than three years prior to the date of this Agreement that have been finally and conclusively resolved with no further obligation or liability of the Company;
(ii) there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law except for such liabilities as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no facts, conditions, situations or set of circumstances which are reasonably likely to result in or be the basis for any such liability; (iii) no polychlorinated biphenyls, radioactive material, lead, lead paint, asbestos-containing material, incinerator, surface impoundment, lagoon, landfill, or underground storage tank (active or inactive) is or has been present at, on, under or in any property or equipment now or previously owned, leased or operated by the Company except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iv) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, or released at, on, under, or in any property or equipment now or previously owned, leased or operated by the Company except for such matters as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (v) no property now or previously owned, leased or operated by the Company nor any property to which the Company has, directly or indirectly, transported or arranged for the transportation of any Hazardous Substances is listed or, to Seller's knowledge, proposed for listing on the National Priorities List promulgated pursuant to CERCLA, on CERCLIS (as defined in CERCLA) or on any similar federal, state, or foreign list of sites requiring investigation or clean-up; and (vi) the Company is in compliance with all Environmental Laws and has obtained and is in compliance with all permits, licenses, authorizations, certificates, and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary or proper for the business of the Company as currently conducted, except for such noncompliance as could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect. Except as disclosed in
Schedule 3(p) hereto, there has been no written environmental assessment, investigation, study, audit, test, review or other environmental analysis conducted of which the Company or Seller has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned, leased, or operated by the Company, with the exception of periodic regulatory filings required to be made in the ordinary course of business, which has not been delivered to Purchaser prior to the date hereof. For purposes of this Section, the term "Company" shall include any entity which is, in whole or in part, a predecessor of the Company.

                           (q)      Collective Bargaining Agreements and Labor.
(i) Except as set forth on Schedule 3(q) hereto, Company is not a party to any labor or collective bargaining agreement, and there are no labor or collective bargaining agreements which pertain to employees of Company.

                                    (ii)  Except as set forth on Schedule 3(q)
hereto, there is not pending or, to the knowledge of the Company or the Seller, threatened any strike, work stoppage, slowdown, lockout, arbitration or other material labor dispute against Company which would be reasonably likely to result in a Material Adverse Effect.


                                    (iii) Except as set forth on Schedule 3(q)
hereto, to Seller's knowledge, there are no pending complaints, charges or claims against Company filed with any public or Governmental Authority, arbitrator or court based upon the employment or termination of employment by Company of any individual which could reasonably be expected to result in a Material Adverse Effect.


                                    (iv) Except as set forth on Schedule 3(q)
hereto, Company is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, WARN, collective bargaining, discrimination, civil rights, safety and health, accommodation for disabilities, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for such non-compliance which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.


                                    (v)  Schedule 3(q) sets forth a true and
complete list of the names, titles, annual salaries, and other compensation of all officers of the Company and all other employees of the Company whose annual base salary equals or exceeds $50,000. Except as set forth on Schedule 3(q), none of the employees required to be identified on Schedule 3(q) has advised the Company in writing that such employee intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

                           (r)      ERISA.  (i)      Schedule 3(r) hereto sets
forth all Employee Plans, International Plans, and Benefit Arrangements.
Schedule 3(r) hereto separately identifies each Employee Plan which is a Multiemployer Plan. Except as specifically indicated on Schedule 3(r), none of the Employee Plans, International Plans, or Benefit Arrangements is maintained or sponsored by the Company.

                                    (ii)    True, correct and complete copies
of the following documents, with respect to each of the Employee Plans (other than the Multiemployer Plans) and Benefit Arrangements, have been delivered to Purchaser by Seller: (A) any plans and related trust documents, and amendments thereto; (B) the most recent Forms 5500; (C) the last IRS determination letter, if applicable; and (D) summary plan descriptions.


                                    (iii) The Employee Plans intended to qualify
under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Employee Plans which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code.


                                    (iv)  The Employee Plans and Benefit
Arrangements have been maintained in accordance with their terms and with all provisions of the Code and ERISA (including the rules and regulations thereunder) and other applicable federal and state laws and regulations, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.


                           (s)      Customers.  Except as set forth in Schedule
3(s), since the Balance Sheet Date there has not been any material change in the relationship of the Company with any customer that has, in any of the last three fiscal years of the Company, accounted for more than $100,000 in revenues of the Company (a "Significant Customer"), and the Company does not have knowledge that would reasonably indicate that any Significant Customer intends to discontinue its use of the Company's services.


                           (t)      Accuracy of Information.  No representation
or statement made, or information given, by Seller in this Agreement and the various schedules attached hereto contains any untrue statement of a material fact or omits any material fact necessary to make the information contained therein, in light of the circumstances under which made, not misleading.

                  4. Representations and Warranties of Purchaser. Purchaser
                     -------------------------------------------
hereby represents and warrants to Seller as follows:

                           (a)      Organization and Good Standing.  Purchaser
is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own its properties and carry on its business as it is now being conducted.

                           (b)      Restrictions.  The execution and delivery
of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach of any terms of any agreement to which Purchaser is a party, except for such conflicts and breaches that in the aggregate would not have a material adverse effect on Purchaser's ability to consummate the transactions contemplated by this Agreement, nor will it violate any of the provisions of Purchaser's Certificate of Incorporation or Bylaws.

                           (c)      Litigation; Consents.  There is no action,
suit, proceeding inquiry, or investigation pending or, to Purchaser's knowledge, threatened against Purchaser which seeks to restrain or prohibit or otherwise challenges the consummation, legality or validity of the transactions contemplated hereby, and no consent, approval or authorization of any Governmental Authority on the part of Purchaser is required in connection with the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby including pursuant to the Hart-Scott-Rodino Act. For purposes of the Hart-Scott-Rodino Act, Purchaser does not have any ultimate parent entity and is its own ultimate parent entity. Purchaser was formed for the purposes of engaging in the transactions contemplated hereby and has no assets other than those contributed or loaned in connection therewith.


                           (d)      Execution and Effect of Agreement.
Purchaser has the requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party, and the execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been, and on the Closing Date the Transaction Documents to which Purchaser is a party will be, duly executed and delivered by Purchaser and constitutes, or will constitute, the legal, valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms.

                           (e)      Investment Representation.  Purchaser
possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder. Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution thereof. Purchaser is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended.

                           (f)      Sources of Information.  Purchaser
acknowledges that it has conducted its own investigation of the business and affairs of Company, that the Shares have not been registered under the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws, and that it has received all the information that it requested from Seller concerning Company.

                  5. Covenants of Seller. Seller hereby covenants and agrees
                     -------------------
that:

                         (a)       Representations and Warranties. From and
after the date hereof and until the Closing Date, Seller will not, and it will not permit Company to, take any action which would cause any of the representations and warranties made by Seller in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except for such changes therein as are permitted or contemplated hereby.

                           (b)      Access to Documents; Opportunity to Ask
Questions. From and after the date hereof and until the Closing Date, Seller shall make available for inspection by Purchaser or its representatives, upon reasonable advance notice and during normal business hours, Company's corporate records, books of account, contracts and all other documents reasonably requested by Purchaser, Company's managerial employees, counsel and auditors in order to permit Purchaser and such representatives to make reasonable inspection and examination of the business and affairs of Company. Seller shall further cause the managerial employees, counsel and regular independent certified public accountants of Company to be available upon reasonable advance notice to answer questions of Purchaser's representatives concerning the business and affairs of Company and shall further cause them to make available all relevant books and records in connection with such inspection and examination. No investigation by Purchaser or other information received by the Purchaser or any other person shall operate as a waiver or otherwise affect any representation, warranty, or agreement given or made by Seller hereunder.


                           (c)      Maintenance of Insurance.  From and after
the date hereof and
until the Closing Date, Seller shall use its Best Efforts to maintain in full force and effect all of Company's presently existing insurance coverage, or insurance comparable to such existing coverage. Such insurance shall not continue to apply to Company following the Closing Date.

                           (d)      Conduct of Business.  From and after the
date hereof and until the Closing Date, Seller shall cause Company to conduct its business in the ordinary course, consistent with the present conduct of its business and use Best Efforts to preserve intact their business organizations and relationships with third parties and keep available the services of their present officers and employees. During such period of time, except upon the prior written consent of Purchaser or as contemplated by this Agreement, Seller shall not permit Company to: (i) amend its Articles of Incorporation or Bylaws, other than to change its name to eliminate references to AAI, (ii) issue any additional shares of capital stock or issue, sell or grant any option or right to acquire or otherwise dispose of or commit to dispose of any of its authorized but unissued capital stock, (iii) declare or pay any dividends or make any other distribution in cash or property on Company's capital stock, (iv) repurchase or redeem any shares of Company's capital stock, (v) enter into any employment agreement or become liable for any bonus, profit-sharing or incentive payment to any of its officers or directors, except pursuant to presently existing plans, arrangements or agreements disclosed herein or in a schedule hereto or in the ordinary course of business, (vi) mortgage, pledge, or otherwise encumber any part of its assets, tangible or intangible, except Permitted Encumbrances, (vii) sell, transfer or acquire any properties or assets, tangible or intangible, other than in the ordinary course of business, (viii) make any material changes in its customary method of operations, including marketing and pricing policies and maintenance of business premises, fixtures, furniture and equipment, (ix) modify, amend or cancel any of its existing leases or enter into any contracts, agreements, leases or understandings, other than in the ordinary course of business, or enter into any loan agreements, (x) enter into any collective bargaining agreement, (xi) merge or consolidate with any corporation, acquire control or, except in the ordinary course of business, acquire any capital stock or other securities of any other corporation or business entity, or take any steps incident to or in furtherance of any such actions whether by entering into an agreement providing therefor or otherwise,
(xii) incur any debt, liability or obligation, whether fixed or contingent, except in the ordinary course of business and in a manner and to an extent consistent with past practice; (xiii) fail to pay its accounts payable in a manner consistent with past practice, or (xiv) fail to maintain in full force and effect all licenses, permits, franchises, approvals, or authorizations of which the Seller (to the extent they constitute Assets) or the Company is currently in possession, nor sell, transfer, license, or otherwise dispose of, or agree to sell, transfer, license, or otherwise dispose of, any rights or interests in any such licenses, permits, franchises, approvals, or authorizations. Notwithstanding the foregoing, Company may transfer its Flight System Division to Seller as provided in Section 5(g) below.

                           (e)      Consents; Conditions Precedent.  From and
after the date hereof and until the Closing Date, Seller shall use its Best Efforts to obtain the consents of those parties indicated on Schedule 3(n) in connection with the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

                           (f)      Employee Transfers.  Immediately prior to
the Closing, Seller shall cause AAI Engineering Support, Inc. to transfer to Company those employees listed on Schedule 5(f) hereto.

                           (g)      Flight Systems Division; Other Transfers.
On or prior to the Closing Date and pursuant to a transfer agreement, in the form attached hereto as Exhibit F (the "Transfer Agreement"), Seller shall (i) cause Company to transfer to it all of the business, operations, assets, liabilities and employees of Company that are not included in the Business (the "Flight Systems Division"), as more particularly described on Schedule 5(g) hereto, (ii) expressly assume all of Company's liabilities, including contingent and unaccrued liabilities, related to the Flight Systems Division, (iii) in connection therewith indemnify Company and hold it harmless from and against any and all liabilities of and relating to the Flight Systems Division, and (iv) transfer and cause AAI Engineering Support, Inc., to transfer the Assets to Company, free and clear of all Encumbrances.

                           (h)      Transaction Documents.  On the Closing Date,
each of Seller and UIC shall enter into the Transaction Documents to which it is a party.

                           (i)      Notices of Certain Events.  Seller shall
promptly notify Purchaser of:

                                    (i)     any notice or other communication
from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                                    (ii)    any notice or other communication
from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

                                    (iii) any actions, suits, claims,
investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting UIC, Seller, or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3 hereof or that relate to the consummation of the transactions contemplated by this Agreement.


                           (j)      No Other Discussions.  None of the Company,
Seller, or UIC will, prior to the Closing Date, enter into discussions or negotiate with or entertain or accept the unsolicited offer of any other party concerning the potential sale of all or any part of the assets, other than in the ordinary course of business, or shares of the Company to, or the merger consolidation of the Company with, any person other than the Purchaser.

                           (k)      Restrictive Covenants.  In order to ensure
that the Purchaser will realize the value and goodwill inherent in the Company, the Seller hereby agrees with the Purchaser that neither the Seller nor UIC nor any of their Subsidiaries shall:

                                    (i)     directly or indirectly, for a period
of four (4) years following the Closing Date, engage anywhere in the world in the Business or in any other business which would be competitive with the Business as conducted by the Company on the Closing Date, or acquire or retain any financial interest having a fair value in excess of $500,000 in any business which is so engaged;

                                    (ii) directly or indirectly, for a period of
four (4) years following the Closing Date, request, advise, or induce any individual or company which is a customer of Company to withdraw, curtail, or cancel any such customer's business with the Company; or

                                    (iii) directly or indirectly, for a period
of two (2) years following the Closing Date, solicit, other than through general advertising, the employment of any of the Transferred Employees or the employees identified on Schedule 8(e) then employed by the Company or Purchaser or any of their Subsidiaries.

                  Notwithstanding the above restrictions, nothing contained in this Section 5(k) shall prohibit Seller, UIC, or any of their Subsidiaries from
(i) owning less than 5% in the aggregate of the capital or voting stock of any corporation if such stock is publicly traded and listed on any national stock exchange or reported on the National Market tier of the Nasdaq Stock Market, or
(ii) entering into and performing a contract (a "Contract") that has a broader scope than the maintenance or servicing of the products constituting part of the Business; provided, however, if such a Contract would include the maintenance or servicing of such products, and if that effort would form a significant or material portion of the overall performance of such Contract, the parties hereto shall endeavor to form a teaming relationship to pursue such Contract. In the event such a Contract would include the maintenance or servicing of such products and if that maintenance or servicing would not be a significant or material portion of overall performance under that Contract, but would be material to Company's maintenance and servicing business, Company shall be offered a subcontract at cost and price no greater than the respective amounts that UIC or any of its Subsidiaries would bid for that particular Contract. In either case, a declination by any party hereto to pursue the work under such Contract will serve as permission for the one party to pursue and perform such Contract without the declining party.

                  Notwithstanding any other provisions of this Agreement to the contrary, in the event of a dispute regarding significance, materiality, cost or price of maintenance or servicing of products under this Section 5(k), the matter shall be referred to a single arbitrator for resolution, whose decision shall be final. In addition, the prevailing party of such a dispute shall not be responsible for the fees and expenses of the arbitrator.

                  If any provision of this Section 5(k), as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Section 5(k) or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of this Section 5(k), the Purchaser will be entitled to injunctive relief, because the remedy at law would be inadequate and insufficient. In addition, the Purchaser will be entitled to such damages as it can show it has sustained by reason of such breach.

                           (l)      Further Assurances.  From time to time after
the Closing Date, Seller shall (i) execute, deliver, acknowledge, file, and record, or cause to be executed, delivered, acknowledged, filed, and recorded, such further bills of sale, deeds, general conveyances, endorsements, assignments, and other good and sufficient instruments of sale, transfer, assignment, and conveyance and such further consents, certifications, affidavits, and assurances as are required in order to vest in the Purchaser and Company all right, title, and interest in the Shares and the Assets, respectively, or otherwise to consummate and make effective the transactions contemplated by this Agreement and (ii) take, or cause to be taken, all actions and do, or cause to be done, all things, as are required in order to put the Purchaser and Company in actual possession and operating control of the Shares and the Assets, respectively, or otherwise to accomplish the purposes of this Agreement.

                           (m)      Supplemental Disclosure.  The Seller shall
have a continuing
                                       35
obligation promptly to supplement or amend each of the Schedules hereto with respect to any matter that arises or is discovered after the date hereof which, if existing or known at the date of the execution and delivery of this Agreement, would have been required to be set forth or listed in the Schedules hereto; provided, however, that for purposes of the rights and obligations of the parties hereunder (other than the obligations of the Seller under this Section 5(m)), any such supplemental disclosure shall not be deemed to have been disclosed to the Purchaser unless the Purchaser otherwise consents in writing.


                  6. Covenants of Purchaser. Purchaser hereby covenants and
                     ----------------------
agrees that:

                          (a)      Representations and Warranties. From and
after the date hereof and until the Closing Date, Purchaser will not take any action which would cause any of the representations and warranties made by it in this Agreement not to be true and correct in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date.

                           (b)      Consents; Conditions Precedent.  From and
after the date hereof and until the Closing Date, Purchaser shall use its Best Efforts to obtain any consents required pursuant to Schedule 3(n) hereto in connection with the transactions contemplated hereby and to cause the conditions precedent to the consummation of the transactions contemplated hereby to be satisfied.

                           (c)      Reserved .

                           (d)      Change of Name.  On or as soon as
practicable after the Closing Date, Purchaser shall change Company's name to eliminate the reference to AAI. In addition, Purchaser shall, and shall cause Company to, cease to use or make reference to the AAI name in the conduct of its business, its correspondence or otherwise.

                           (e)      Restrictive Covenants.  Purchaser hereby
agrees with Seller that neither Purchaser nor Company nor any of their Subsidiaries shall:

                                    (i) directly or indirectly, for a period
of four (4) years following the Closing Date, engage anywhere in the world in the Covered ESI Business (as defined below) or in any other business which would be competitive with the Covered ESI Business as conducted by Seller and its Subsidiaries on the Closing Date, or acquire or retain any financial interest having a fair value in excess of $500,000 in any business which is so engaged.


                                    (ii) directly or indirectly, for a period of
four (4) years following the Closing Date, request, advise, or induce any individual or company which is a customer of the Covered ESI Business to withdraw, curtail, or cancel any such customer's business with Seller or its Subsidiaries related thereto; or

                                    (iii) directly or indirectly, for a period
of two (2) years from the Closing Date, solicit, other than through general advertising, the employment of any employees of Seller's Covered ESI Business then employed by Seller or any of its Subsidiaries.

                  Notwithstanding the above restrictions, nothing contained in this Section 6(e) shall prohibit Purchaser, Company or any of their Subsidiaries from (i) owning less than 5% in the aggregate of the capital or voting stock of any corporation if such stock is publicly traded and listed on any national stock exchange or reported on the National Market tier of the Nasdaq Stock Market, or (ii) entering into and performing contracts that include as an immaterial portion of each such contract services related to the Covered ESI Business.

                  For purposes of this Section 6(e), "Covered ESI Business" means engineering, maintenance and management services, involving: (i) the installation, operation, maintenance and repair of electronic and peripheral equipment used in conjunction with aviation and transportation, training, automatic testing of other equipment, and medical diagnostic applications, typically performed in the field or in regional technical centers; (ii) privatization of activities conducted by a government or quasi-governmental authority; (iii) fire fighter training; and (iv) management and administration of workload and support at single or multiple sites.


                  If any provision of this Section 6(e), as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this Section 6(e) or any other part of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of this Section 6(e), Seller will be entitled to injunctive relief, because the remedy at law would be inadequate and insufficient. In addition, Seller will be entitled to such damages as it can show it has sustained by reason of such breach.

                  7. Tax Matters.
                     -----------

                           (a)      Section 338 Election.  (i) Seller and
Purchaser hereby agree to make an election under Section 338(h)(10) of the Code (the "Section 338(h)(10) Election") to treat the purchase and sale of the Shares pursuant to this Agreement as a sale of assets for federal income tax purposes. In connection therewith Seller and Purchaser further agree, in reporting the deemed asset sale as a result of the Section 338(h)(10) Election, to take a position consistent with the allocation of the deemed purchase price of the Company's assets as agreed to by Purchaser and Seller in accordance with the applicable regulations under Section 338 of the Code. Seller and Purchaser agree
(A) to sign all federal, state and local Tax Returns, forms and documents, (B) to do all other acts necessary to ensure that the Section 338(h)(10) Election is timely and effectively filed and (C) to report all federal, state and local Income Taxes in a manner consistent with such election.

                                    (ii)    Purchaser agrees not to either take
any actions itself or to cause the Company to take any actions, including engaging in any transactions on or as of the Closing Date, that could cause the Taxes payable by Seller (or as to which Seller is indemnifying Purchaser hereunder) to increase.

                           (b)      Tax Indemnification.  (i) Seller agrees to
be responsible for and to indemnify and hold Purchaser and the Company harmless from and against any and all Taxes that may be imposed upon or assessed against Company or the assets of Company (A) with respect to Income Taxes, for all taxable periods ending on or prior to the Closing Date, including without limitation any Income Tax resulting from the Section 338(h)(10) Election; (B) arising by reason of any breach by Seller of any of the representations contained in Section 3(g) hereof or its covenant under Section 7(h) hereof; and
(C) with respect to any
increase in Income Taxes for a taxable period beginning after the Closing Date solely by reason of the failure by a Taxing Authority to recognize the allocation of revenue and expense set forth in the last sentence of Section 7(c)(iv) hereof.

                                    (ii)    Purchaser agrees to indemnify and
hold harmless Seller from and against any and all Taxes that may be imposed upon or assessed against Seller as to the Business (A) with respect to Income Taxes, for all taxable periods beginning after the Closing Date; (B) with respect to all other Taxes, for all taxable periods beginning after the Balance Sheet Date;
(C) arising by reason of a breach by Purchaser of its covenants under Section 7(a)(ii) hereof; and (D) with respect to any increase in Income Taxes for a taxable period ending on or prior to the Closing Date solely by reason of the failure by a Taxing Authority to recognize the allocation of revenue and expense set forth in the last sentence of Section 7(c)(iv) hereof.


                           (c)      Preparation of Tax Returns; Payment of
Taxes. (i) Seller shall include Company or cause Company to be included in, and shall file or cause to be filed, all consolidated, combined or unitary Income Tax Returns of Seller or its affiliates for the taxable periods of Company ending (or the portion of any taxable period ending) on or prior to the Closing Date, and shall pay any and all Taxes due with respect to such Tax Returns.


                                    (ii)    Following the Closing, Purchaser
shall be responsible for preparing or causing to be prepared all federal, foreign, state and local Tax Returns required to be filed by Company with respect to Taxes (other than Income Taxes) for all taxable periods and as to Income Taxes for all taxable periods beginning after the Closing Date. To the extent any Taxes shown due on such Tax Returns are indemnifiable by Seller, (A) such Tax Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Tax laws, rules or regulations; (B) Purchaser shall provide Seller with copies of each such Tax Return at least 30 days prior to the due date for filing such return; and (C) Seller shall have the right to review and approve (which approval shall not be unreasonably withheld) such Tax Returns for 15 days following receipt thereof. Purchaser shall file or cause to be filed all such Tax Returns and shall pay the Taxes shown due thereon; provided, however, that nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of Purchaser, Seller or Company to receive indemnification pursuant to any provision in this Agreement.


                                    (iii) Not later than two days before the due
date for payment of Taxes with respect to any Tax Returns which Purchaser has the responsibility to file, Seller shall pay to Purchaser an amount equal to that portion of the Taxes shown on such return for which Seller has an obligation to indemnify Purchaser pursuant to the provisions of subsection (b) above.

                                    (iv) For all Income Tax purposes, the
taxable year of Company shall end as of the close of the Closing Date, and with respect to all other Taxes, Seller and Purchaser will, unless prohibited by applicable law, close the taxable period of Company on the Balance Sheet Date. Neither Seller nor Purchaser shall take any position inconsistent with the preceding sentence on any Tax Return. Notwithstanding anything contained herein to the contrary, Seller and Purchaser shall report all transactions not in the ordinary course of business occurring on the Closing Date on Seller's Tax Returns, including any transactions contemplated hereunder, including the transfer of the Flight Systems Division; provided, however, that nothing contained in the foregoing shall affect any right of Seller to recover from Purchaser under Section 7(b)(ii)(C) hereof. The portion of Income

Taxes of Company for taxable periods extending through the Closing Date that shall be paid by Seller shall be computed on a closing-of-the-books basis as if the taxable period ended at the close of business on the Closing Date.

                           (d)      Cooperation with Respect to Tax Returns.
Purchaser and Seller agree to furnish or cause to be furnished to each other, and each at their own expense, as promptly as practicable, such information (including access to books and records) and assistance, including making employees available on a mutually convenient basis to provide additional information and explanations of any material provided, relating to Company as is reasonably necessary for the filing of any Tax Return and elections in respect thereof, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any adjustment or proposed adjustment with respect to Taxes. Purchaser or Company shall retain in its possession, and shall provide Seller reasonable access to (including the right to make copies of), such supporting books and records and any other materials that Seller may specify with respect to Tax matters relating to any taxable period ending on or prior to the Closing Date until the relevant statute of limitations (or extensions thereof) has expired. After such time, Purchaser may dispose of such material, provided that prior to such disposition Purchaser shall give Seller a reasonable opportunity to take possession of such materials.


                           (e)      Tax Audits.  (i) Seller shall have the sole
right to represent the interests of Company in any Income Tax audit or administrative or court proceeding relating to taxable periods of Company which end on or before the Closing Date and in any other Tax audit or administrative or court proceeding relating to taxable periods of Company which end on or before the Balance Sheet Date, and to employ counsel of its choice at its expense.

Purchaser agrees that it will cooperate fully with Seller and its counsel in the defense against or compromise of any claim in any such proceeding.


                                    (ii)    If any taxing authority asserts a
claim, makes an assessment or otherwise disputes or affects the Tax reporting position of Company for taxable periods for which Seller has indemnified Purchaser, Purchaser shall, promptly upon receipt by Purchaser or Company of notice thereof, inform Seller thereof.

                           (f)      Refund Claims.  Except as otherwise provided
in subsection (g) below, to the extent any determination of Tax liability of Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise, results in any refund of Taxes paid attributable to (i) Income Taxes for any period which ends on or before the Closing Date or (ii) any other Taxes for any period which ends on or before the Balance Sheet Date, any such refund shall belong to Seller, and Purchaser shall promptly pay any such refund, and the interest actually received thereon, to Seller upon receipt thereof by Purchaser. Any payments made under this subsection (f) shall be net of any Taxes payable with respect to such refund, credit or interest thereon (taking into account any actual reduction in Tax liability realized upon the payment pursuant to this subsection (f)).


                           (g)      Other Tax Matters.  (i) The indemnification
provided for in this Section 7 shall be the sole and exclusive remedy for any claim in respect of Taxes and the provisions of Section 14 (other than subsections (d), (g) and (h) of Section 14 and, solely with respect to Section 7(b)(i)(B) hereof, subsection (c) of Section 14) shall not apply to such claims.

                                    (ii)    Any claim for indemnity under this
Section 7 may be made at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all periods of extension, whether automatic or permissive).


                           (h)      Tax Sharing Agreements.  Any and all
existing Tax indemnity, sharing, or allocation agreements to which the Company is a party shall be terminated as of the Closing Date. After the Closing Date, the Company shall not have any further rights or liabilities thereunder. This Agreement supersedes any previous Tax sharing agreements relating to the Company.

                  8.       Post-Closing Matters.
                           --------------------

                           (a)      Offer of Employment.  After the Closing,
Purchaser shall cause Company to continue to employ all employees, other than those employees of the Flight Systems Division and Russel Zink, employed by the Company immediately prior to the Closing ("Transferred Employees"); provided, however, that except as otherwise provided in an employment agreement disclosed to Purchaser in accordance with Section 3 hereof, the employment of all Transferred Employees shall be at will.

                           (b)      Compensation and Benefits.  After the
Closing, Purchaser shall cause Company to initially provide Transferred Employees compensation, benefits and severance substantially equivalent to or greater in value in the aggregate to that which Transferred Employees had with the Company immediately prior to the Closing; provided that such compensation, benefits and severance may be modified to the extent permitted by applicable law and that nothing contained herein shall be construed to require Purchaser or Company to maintain any specific type of benefit plan.

                           (c)      Employee Benefit Plans.  Transferred
Employees and their dependents shall participate under benefit plans established by Purchaser or Company as of the Closing Date (the terms of which shall, except as otherwise explicitly provided herein, be determined by Purchaser in its sole discretion) and participation by Transferred Employees and their dependents under the Employee Plans shall cease on the day before the Closing Date. Purchaser shall cause any preexisting condition restrictions or waiting periods under Company's health plans to be waived to the extent necessary to provide immediate coverage. Company's health plans shall apply any amounts paid under any Employee Plan which is a health plan by a Transferred Employee or deductibles and copayments during 1997 toward deductible and out-of-pocket limits of Company's health plans for the 1997 plan year. Purchaser shall cause Company to grant service credit under Company's employee benefit plans and service awards equal to the credited service prior to the Closing credited under the Employee Plans for all Transferred Employees. Service prior to the Closing of a Transferred Employee which is recognized by the Employee Plans for purposes of participation, vesting and eligibility shall be recognized by Company's employee benefit plans. Company's health plans shall be required to provide coverage only for medical services rendered on or after the Closing Date. In no event shall anything contained in this Agreement be construed to require Company or Purchaser to provide employee benefits of any kind to any former employee of the Company who is not a Transferred Employee.

                           (d)      Facilitation of Transition.  In addition to
the specific actions outlined in this Section 8, the parties hereto will use their Best Efforts to facilitate the transition of Company from a subsidiary of Seller to a company operating on a stand-alone basis; provided that nothing in this Section 8(d) shall be deemed to require any party to incur any expense on behalf of any other party in addition to those otherwise specifically mentioned herein or in any Transaction Document.

                           (e)      Certain Employees of Seller.  (i)  Schedule
8(e) lists certain employees of Seller who currently provide final testing and assembly of ASOS ("ASOS Assembly Services"). Seller shall make such employees, while employees of Seller, available to Company for a period of up to 24 months after the Closing Date in order to facilitate the transition of the operations of the Business to a stand-alone basis. Purchaser shall have the right to hire any of the individuals identified on Schedule 8(e) upon the termination of Seller's provision of ASOS Assembly Services.

                                    (ii)    Seller will provide Purchaser and
Company such access to Mr. G. Russell Zink as Purchaser and Company may reasonably request during normal business hours in a manner that does not unreasonably interfere with Seller's business operations or with Mr. Zink's fulfillment of his duties to Seller.

                                    (iii)   With respect to any employees of
Seller or any of its affiliates hired by Company, the parties hereto shall use their Best Efforts to transfer the employment of each employee as promptly as practical; provided that nothing herein shall obligate Company to offer any such employee any particular level of compensation or other inducement to transfer employment.

                           (f)      Cash Processing.  Company will transfer and
deliver to Seller, promptly after receipt thereof, any cash or other property that Company receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character, or any other assets of Seller, and Seller will transfer and deliver to Company, promptly after the receipt thereof, any cash or other property that Seller receives after the Closing Date in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character, or any other assets of Company. Company and Seller will provide each other with monthly summaries of such transferred amounts in reasonable detail and in such formats as Seller and Company, respectively, may reasonably request. Purchaser shall cause Company to reimburse Seller for any post-closing Company related expenses that are paid by Seller, promptly following receipt of appropriate invoices therefor.


                           (g)      Records.  For a period of six months
following the Closing Date, Seller will provide, and will cause its affiliates to provide, Purchaser with reasonable access to all files (other than management information systems) relating to Company and ASOS in its or its affiliate's possession and will, at Company's reasonable request and expense, copy such records and transfer them to such location as may be designated by Company.

                  9. Conditions Precedent to Purchaser's Obligation. The
                     ----------------------------------------------
obligation of Purchaser to consummate the purchase of the Shares on the Closing Date is, at the option of Purchaser, subject to the satisfaction of the following conditions:

                           (a)      Each of the representations and warranties
of Seller contained in Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though the same had been made on and as of the Closing Date, except for those given as of a particular date, which shall be true and correct in all material respects as of such date, and except for changes therein permitted or contemplated hereby.

                           (b)      Seller shall have performed and complied in
all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by it between the date hereof and the Closing Date.

                           (c)      No action or proceeding shall have been
instituted against Purchaser, Seller or Company before any court or other governmental body, or statute, rule, regulation, injunction, order, or decree enacted, enforced, promulgated, or issued, which would have the effect of, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or to make the consummation of the transactions contemplated hereby illegal, which in the reasonable opinion of Purchaser makes it inadvisable to consummate such transactions.

                           (d)      Purchaser shall have received opinions of a
Senior Counsel of Seller and Weil, Gotshal & Manges LLP, counsel for Seller, each dated the Closing Date and each in form and substance reasonably satisfactory to Purchaser and its counsel, to the effect set forth in Exhibits G-1 and G-2 hereto, respectively.

                           (e)      Purchaser shall have received a certificate
to the effect set forth in subsections (a) and (b) above, dated the Closing Date, signed by a duly authorized officer of Seller as to its representations, warranties and covenants.

                           (f)      Purchaser shall have received a certificate
of a duly authorized officer of Seller, dated the Closing Date, setting forth resolutions of the Board of Directors of Seller authorizing the signing of this Agreement and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

                           (g)      Reserved.

                           (h)      Each of the Transaction Documents shall have
been executed and delivered by the parties thereto other than the Purchaser and assuming due execution and delivery by the Purchaser, each such Transaction Document shall be in full force and effect.

                           (i)      All obligations of the Company to pay any
premiums or other amounts to Seller or UIC or any of their affiliates in respect of insurance or self insurance arrangements shall have terminated.

                           (j)      Purchaser shall have arranged for the
financing of the Purchase Price on terms satisfactory to it in its reasonable discretion.

                           (k)      Purchaser shall have received certification
signed by Seller to the effect that Seller is not a "foreign person" as defined in Section 1445 of the Code.

                           (l)      Purchaser shall have received all documents
it may reasonably request relating to the existence of Seller and the Company and the authority of Seller and the Company for this Agreement, all in form and substance reasonably satisfactory to Purchaser.

                           (m)      The Company shall not have any liability
for debt for borrowed money (including, without limitation, any liability as a guarantor of any such debt).

                           (n)      All of the waivers, permits, consents,
approvals, and authorizations from, and registrations, filings, and notices with or to, any Governmental Authority or other persons required in order to carry out the sale, transfer, conveyance, and delivery to the Purchaser of the Shares upon the terms hereof or in connection with any other transactions contemplated by this Agreement or the Transaction Documents shall have been obtained or effected, as the case may be, and none of such waivers, permits, consents, approvals, authorizations, registrations, filings, or notices shall impose any material condition or material costs which would, in the Purchaser's reasonable judgment, be unduly burdensome to the Purchaser.

                  10. Conditions Precedent to Seller's Obligation. The
                      -------------------------------------------
obligation of Seller to consummate the sale, transfer and assignment to Purchaser of the Shares on the Closing Date is, at the option of Seller, subject to the satisfaction of the following conditions:

                           (a)      Each of the representations and warranties
of Purchaser contained in Section 4 hereof shall be true and correct in all material respects as of the

Closing Date with the same force and effect as though the same had been made on and as of the Closing Date.


                           (b)      Purchaser shall have performed and complied
in all material respects with the covenants and provisions in this Agreement required herein to be performed or complied with by Purchaser between the date hereof and the Closing Date.

                           (c)      No action or proceeding shall have been
instituted against Purchaser, Seller or Company before any court or other governmental body, or statute, rule, regulation, injunction, order, or decree enacted, enforced, promulgated, or issued, which would have the effect of, seeking to restrain or prohibit the consummation of the transactions contemplated hereby or to make the consummation of the transactions contemplated hereby illegal, which in the reasonable opinion of Seller makes it inadvisable to consummate such transactions.

                           (d)      Seller shall have received an opinion of
Bell, Boyd & Lloyd, counsel for Purchaser, dated the Closing Date, in form and substance reasonably satisfactory to Seller and its counsel, to the effect set forth in Exhibit H hereto.

                           (e)      Seller shall have received a certificate to
the effect set forth in subsections (a) and (b) above, dated the Closing Date, signed by a duly authorized officer of Purchaser.

                           (f)      Seller shall have received a certificate of
a duly authorized officer of Purchaser, dated the Closing Date, setting forth the resolutions of the Board of Directors of Purchaser authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.

                 11.      Closing Date; Closing.
                          ---------------------

                           (a)      Except as hereinafter provided, the closing
hereunder (herein called the "Closing") shall take place at the offices of Bell, Boyd & Lloyd, 70 West Madison Street, Chicago, IL at 10:00 A.M. on September 30, 1997 or, if later, the date that is five (5) Business Days after each of the conditions precedent to the Closing shall have been satisfied or waived, but not later than October 1, 1997, unless otherwise mutually agreed to in writing by Purchaser and Seller. The date of the Closing is referred to in this Agreement as the "Closing Date."

                           (b)      All proceedings to be taken and all
documents to be executed and delivered by Seller or UIC in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Purchaser and its counsel. All proceedings to be taken and all documents to be executed and delivered by Purchaser in connection with the consummation of the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Seller and its counsel. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.


                           (c)      On the Closing Date, Seller shall deliver,
or shall cause to be delivered, to Purchaser the following:

                                    (i)     Certificates representing the
Shares, which certificates shall be duly endorsed in blank or, in lieu thereof, shall have affixed thereto stock powers executed in blank, and in proper form for transfer.

                                    (ii) Each of the Transaction Documents duly
executed by UIC, Seller, and Company, to the extent parties thereto.

                                    (iii) Opinions of counsel for Seller, dated
the Closing Date, setting forth the matters required pursuant to Section 9(d) hereof.

                                    (iv) The certificates signed by Seller as
referred to in Sections 9(e) and 9(k) hereof.

                                    (v)  The certified resolutions of the Board
of Directors of Seller referred to in Section 9(f) hereof.

                                    (vi) An incumbency certificate setting forth
the names of officers of Seller who are authorized to execute this Agreement and all documents executed by Seller pursuant hereto, together with their respective signatures, signed by a duly authorized officer of Seller.

                           (d)      On the Closing Date, Purchaser shall deliver
to Seller the following:

                                    (i)  A wire transfer of funds, in the
aggregate amount of the Cash Purchase Price, as provided in Section 2 hereof.

                                    (ii) The Seller Note in an aggregate
principal amount of $2,375,000, signed by a duly authorized officer of each of Purchaser and Company, and the other Transaction Documents to which Purchaser or Company is a party, duly executed by Purchaser or Company, respectively.

                                    (iii) An opinion of counsel for Purchaser,
dated the Closing Date, setting forth the matters required pursuant to Section l0(d) hereof.

                                    (iv) The certificate signed by a duly
authorized officer of

Purchaser referred to in Section l0(e) hereof.

                                    (v)  The certified resolutions of the
Board of Directors of Purchaser referred to in Section l0(f) hereof.

                                    (vi) An incumbency certificate setting
forth the names of officers of Purchaser who are authorized to execute this Agreement and all documents executed by Purchaser pursuant hereto, together with their respective signatures, signed by a duly authorized officer of Purchaser.

                  12. No Brokers. Neither Seller nor Company, on the one hand,
                      ----------
and Purchaser, on the other hand, represent to each other that they respectively have had no dealings with any broker or finder in connection with the transactions contemplated by this Agreement, other than, in the case of Seller, Schroder Wertheim & Co. Incorporated. Seller agrees to indemnify and hold Purchaser harmless from and against any and all liability to which Purchaser may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Seller or UIC, which shall be deemed to include any such fees of Schroder Wertheim & Co. Incorporated. Purchaser agrees to indemnify and hold Seller harmless from and against any and all liability to which Seller may be subjected by reason of any broker's, finder's or similar fee with respect to the transactions contemplated by this Agreement to the extent such fee is attributable to any action undertaken by or on behalf of Purchaser.

                  13. Survival of Representations and Warranties. The parties
                      ------------------------------------------
hereto agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder, regardless of any investigation made by the parties hereto; provided, however, that any claims or actions with respect thereto shall terminate unless, within two (2) years after the Closing Date (except in the case of the representations made pursuant to Section 3(p) which shall survive for a period of five (5) years after the Closing Date, and in the case of representations made pursuant to Sections 3(g) and 3(r) which shall survive for the applicable statute of limitations), written notice of such claims is given to Seller or such actions are commenced.

                  14. Indemnification of and by Purchaser and Limitation of
                      -----------------------------------------------------
Liability.
---------
                      (a)    Subject to the survival provisions set forth in
Section 13 above and the limitations and requirements hereinafter contained in this Section 14, Seller hereby agrees to indemnify and hold Purchaser and Company harmless from and against:

                                    (i)  Any and all liabilities, obligations,
damages, deficiencies and expenses resulting from any misrepresentation or breach of warranty by Seller contained in this Agreement or any certificate delivered by Seller pursuant hereto;

                                    (ii) Any and all liabilities, obligations,
damages, deficiencies and expenses resulting from the non-fulfillment of any covenant, obligation, or agreement on Seller's or its affiliates' part under the terms of this Agreement;

                                    (iii)One-half of any and all liabilities,
obligations, damages, deficiencies and expenses relating to the replacement, modification, or correction of, or refund or reimbursement for, rain bucket tipping gauges on ASOS provided to the Federal Aviation Administration through the Department of Commerce, up to a maximum payment by Seller pursuant to this
Section 14(a)(iii) of $125,000;

                                    (iv) Any and all liabilities, obligations,
taxes, penalties,
additions to tax, damages, actions, demands, costs and expenses (including reasonable attorneys' fees, expenses of investigation, and fees and disbursements of counsel and other professionals) arising from any Employee Plan, Multiemployer Plan, International Plan, or Benefit Arrangement or any other "employee benefit plan," as defined in Section 3(3) of ERISA, which is maintained, sponsored, or contributed to by UIC, Seller, or any of their ERISA Affiliates, in each case regardless of whether Purchaser or Company would also be entitled to indemnification under subsection (a)(i) above;

                                    (v)  Any and all liabilities, obligations,
damages, deficiencies, and expenses resulting from or relating to the Flight Systems Division; and

                                    (vi) All actions, suits, proceedings,
demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to the foregoing.

                           (b)      From and after the Closing Date, Purchaser
agrees to, and agrees to cause Company to, indemnify and hold Seller harmless from and against any and all liabilities, obligations, damages, deficiencies and expenses arising out of the severance of any employee of Company on or after the Closing Date (including without any limitation any liabilities under or with respect to WARN).

                           (c)      Anything to the contrary herein
notwithstanding, the indemnifications by Seller contained in Section 12 hereof and subsections (a)(i), (a)(ii), and (a)(vi) (to the extent they relate to indemnifications claimed under subsections (a)(i) or (a)(ii)) above of this
Section 14 and any and all liabilities and obligations of and causes of action against Seller, and any recovery in respect thereof, arising out of or relating to this Agreement and the transactions contemplated hereby shall be effective only if the aggregate of such losses, liabilities, damages, deficiencies or expenses (including reasonable attorneys' fees) indemnified against shall exceed $250,000, in which event such indemnification shall be effective with respect to all such losses, liabilities or damages, and shall be limited to an aggregate payment of no more than $10,000,000 (except for indemnifiable damages arising from a breach of the representations and warranties contained in Section 3(p) hereof, as to which such limit shall be $15,000,000 less any other indemnification payments hereunder that are subject to the $10,000,000 limitation). In addition, Seller may satisfy up to 50% of its indemnification obligations under Section 12 and this Section 14 by electing to reduce and offset the payments to be made by Purchaser pursuant to the Seller
Note in the order in which such payments are to be made. Seller shall notify Purchaser in writing of the amounts, if any, that it has elected to offset pursuant to the preceding sentence at or prior to the time such payments by Seller would otherwise by required to be made.

                           (d)      Anything to the contrary herein
notwithstanding, Purchaser's recovery from Seller under the indemnification provisions of this Agreement shall in no event include any special, indirect, incidental or consequential damages.

                           (e)      In the event that any legal proceedings
shall be instituted or that any claim or demand shall be asserted by any person in respect of which payment may be sought by an indemnified party from an indemnifying party under the provisions of this Section 14, regardless of the $250,000 minimum referred to in subsection (c) above, the indemnified party shall promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party, and the indemnifying party shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to defend against, negotiate, settle or otherwise deal with any proceeding, claim or demand which relates to any loss, liability, damage or deficiency indemnified against hereunder; provided, however, that no settlement shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed; and provided further, that the indemnified party may participate in any such proceeding with counsel of its choice and at its expense. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceeding, claim or demand.

                  After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or Purchaser and Seller shall have arrived at a mutually binding agreement with respect to each separate matter indemnified by Purchaser or Seller, hereunder, as the case may be, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by it pursuant to this Agreement with respect to such matter, and the indemnifying party shall be required to pay all of the sums so owing to the indemnified party within ten (10) days after the date of such notice.

                           (f)      Notwithstanding anything contained herein to
the contrary, the indemnities provided for in Section 14(a) hereof shall exist with respect to any loss, liability, damage or deficiency whether or not the actual amount of which shall have been ascertained prior to the conclusion of the applicable period following the Closing Date set forth in Section 13 hereof, so long as written notice shall have been given to Seller by Purchaser prior to the conclusion of said applicable period of the matter as to which indemnification has been asserted.

                           (g)      Any indemnity payments otherwise due and
payable under

Sections 12 and 14 hereof shall be decreased to the extent of any reduction of Tax liability that is realizable by the indemnified party upon payment of an indemnifiable loss, including any decrease thereof pursuant to payments under this Section 14.

                           (h)      Any payments under Sections 12 and 14 hereof
shall be treated by the parties hereto for federal, state, local and foreign income Tax purposes either as a non-taxable reimbursement or capital contribution or as a purchase price adjustment, as the case maybe, except to the extent that another treatment is required by law.

                  15. Termination. Anything contained in this Agreement to the
                      -----------
contrary notwithstanding, this Agreement may be terminated:

                           (a)      At any time on or prior to the Closing Date,
by the mutual consent in writing of Purchaser and Seller; or

                           (b)      By either Purchaser or Seller if the Closing
shall not have occurred on or before October 1, 1997 (or such later date as may be agreed upon in writing by the parties hereto).

                  In the event that this Agreement shall be terminated pursuant to this Section 15, all further obligations of the parties under this Agreement (other than Sections 12, 17 and 24) shall terminate without further liability of either party to the other, provided that nothing herein shall relieve any party from liability for its breach of this Agreement.

                  16. Further Assurances. The parties hereto each agree to
                      ------------------
execute such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                  17. Confidentiality; Press Releases. (a) As more specifically
                      -------------------------------
set forth in the Confidentiality Agreement, Purchaser agrees to keep proprietary information regarding Seller and, prior to the Closing, Company confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to Purchaser's directors, officers, employees, representatives, agents, and financing sources (including their agents and representatives) who are or may be involved with the transactions contemplated by this Agreement, (ii) to the extent such information presently is or hereafter becomes available, on a non-confidential basis, from a source other than Seller or Company, (iii) to the extent disclosure is required by law, regulation or judicial order by any Governmental Authority, and (iv) to the extent disclosure is reasonably necessary to assist Purchaser in obtaining the financing of the Purchase Price.

                           (b)      Prior to any disclosure required by law,
regulation or judicial order, Purchaser shall advise Seller of such requirement so that it may seek a protective order.

                           (c)      Prior to Closing or thereafter, Purchaser
shall not make any press release or public announcement in connection with the transactions contemplated hereby without the prior written consent of Seller or, if required by law, without prior consultation with Seller.

                  18. Notices. Any notices or other communications required or
                      -------
permitted hereunder, shall be sufficiently given if in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or sent by facsimile, addressed as follows or to such other address as the parties shall have given notice of pursuant hereto:


                           In the case of Purchaser:
                           Ridge Capital Corporation
                           257 East Main Street, Suite 302

                           Barrington, Illinois  60010
                           Attention:  J. Bradley Davis
                           Telecopy:  (847) 381-2599

                  With a copy to:

                           Bell, Boyd & Lloyd
                           70 West Madison Street
                           Chicago, Illinois  60602
                           Attention:  D. Mark McMillan, Esq.
                           Telecopy:  (312) 372-2098

                  In the case of Seller:

                           AAI Corporation
                           P.O. Box 126 (York Road and Industry Lane)
                           Hunt Valley, Maryland 21030
                           Attention:  Robert W. Worthing, Esq.
                           Telecopy:  (410) 683-6498

                  With a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue
                           New York, New York 10153
                           Attention: Ted S. Waksman, Esq.
                           Telecopy: (212) 310-8007

                  19. Entire Agreement. This Agreement, including the Exhibits
                      ----------------
hereto, and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

                  20. Successors. This Agreement shall be binding upon and shall
                      ----------
inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement and all rights and obligations hereunder may not be assigned or transferred without the prior written consent of the other party hereto. There are no third party beneficiaries of this Agreement.
                  21. Section Headings.  The section headings contained in this
                      ----------------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  22. Applicable Law. This Agreement shall be governed by,
                      --------------
construed and enforced in accordance with the laws of the State of New York, without regard to the principles thereof relating to conflict of laws.

                  23. Transfer Taxes. Each of Seller and Purchaser shall be
                      --------------
liable for and shall pay one-half of all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes which may be imposed in connection with the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto. Each party hereto hereby agrees to file all necessary documentation (including, but not limited to, all Tax Returns) with respect to all such amounts in a timely manner.

                  24. Expenses. Whether or not the transactions contemplated
                      --------
hereby are consummated, the parties hereto shall pay their own respective expenses, except that Purchaser shall pay the applicable filing fees in connection with the filings referred to in Sections 5(f) and 6(c) hereof.

                  25. Waiver of Jury Trial. The parties hereto waive all right
                      --------------------
to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

                  26. Severability. If at any time subsequent to the date
                      ------------
hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

                  27. Counterparts. This Agreement may be executed in one or
                      ------------
more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                                ALL WEATHER, INC.
                                                By     /s/    Clark F. Davis
                                                       -------------------------
                                                       Name:  Clark F. Davis
                                                       Title: Vice President

                                                AAI CORPORATION

                                                By     /s/    James Perry
                                                       -------------------------
                                                       Name:  James Perry
                                                       Title: Vice President

                                                                     EXHIBIT D


                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

                  THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED THE DATE OF THIS NOTE AMONG ALL WEATHER, INC. ("AWI"), AAI SYSTEMS MANAGEMENT, INC., A MARYLAND CORPORATION TO BE KNOWN AS SYSTEMS MANAGEMENT, INC. ("SMI"), SEIDLER CAPITAL PARTNERS L.P. ("SENIOR SUBORDINATED LENDER"), LASALLE NATIONAL BANK ("SENIOR LENDER") AND AAI CORPORATION TO THE INDEBTEDNESS (INCLUDING INTEREST) FROM TIME TO TIME OWED BY SMI AND AWI TO SENIOR LENDER AND SENIOR SUBORDINATED LENDER, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND EACH HOLDER OF THIS NOTE, BY ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

No. 1                                                               $2,375,000

                          AAI SYSTEMS MANAGEMENT, INC.
                                       and
                                ALL WEATHER, INC.

                     9.0% Junior Subordinated Note Due 2002


                  AAI Systems Management, Inc., a Maryland corporation, to be known as Systems Management, Inc. ("SMI"), and All Weather, Inc., a Delaware corporation ("AWI," and collectively and together with SMI and their respective successors, transferees and assigns, the "ISSUERS"), for value received, hereby jointly and severally promise to pay, subject to Section 5 below, to the order of AAI Corporation, a Maryland corporation (the "HOLDER"), the principal sum of Two Million Three Hundred Seventy Five Thousand Dollars ($2,375,000) by wire transfer of immediately available funds to the Holder's account (the "BANK ACCOUNT") at a bank in the United States specified by the Holder from time to time, in three annual installments, the first annual installment shall be in the amount of Seven Hundred Ninety One Thousand Six Hundred Sixty Six Dollars ($791,666) due and payable on September 30, 2000, and the last two annual installments shall each be in the amount of Seven Hundred Ninety One Thousand Six Hundred Sixty Seven Dollars ($791,667) due and payable on September 30 in the years 2001 and 2002, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay, subject to Section 5 below, interest, annually in arrears, on September 30 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "INTEREST PAYMENT DATE") of each year in which this Note remains outstanding, commencing with September 30, 1998, on the unpaid principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, by wire transfer of immediately available funds to the

Bank Account, from the most recent Interest Payment Date to which interest has been paid in full on this Note, or if no interest has been paid on this Note, from September 30, 1997, until payment in full of the principal sum hereof has been made.

                  This Note shall bear interest, commencing September 30, 1997, at a rate per annum (the "INTEREST RATE") equal to 9.0%. Interest on this Note will be calculated on the basis of a 365 day year; provided that the Issuers shall pay interest on overdue principal at a rate per annum equal to 11.5% (the "OVERDUE RATE"), and interest on overdue installments of interest, to the extent lawful, at the Overdue Rate.

                  Upon the occurrence and continuation of a Payment Default (as defined below) with respect to this Note, at the option and upon demand of the Holder of this Note, the Issuers shall pay any overdue interest on this Note through the issuance of additional Notes ("ADDITIONAL SECURITIES"). Such Additional Securities shall be issued in an aggregate principal amount equal to the amount of overdue interest payable with respect to this Note and such Additional Securities shall be identical to this Note except that such Additional Notes shall bear interest at the Overdue Rate and shall be payable on demand and shall contain such other terms and conditions reasonably satisfactory to the Holder.

                  This Note is the duly authorized note of the Issuers (the "NOTE") referred to in the Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT") dated as of September 30, 1997, between AWI and the Holder.

         Section 1.       Certain Terms Defined.
                          ---------------------

         (a) The following terms for all purposes of this Note shall have the respective meanings specified below.

                  "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Chicago or The City of New York are authorized by law to close.

                  "CAPITALIZED LEASE OBLIGATIONS" means, without duplication, all monetary obligations of the Issuers under any lease, sale-lease back transaction or other similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Note the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last scheduled payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" means, with respect to either Issuer, any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including without limitation, shares of preferred or preference stock of such Issuer.

                  "DEFAULT" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                  "INDEBTEDNESS" means for any Person without duplication: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed by such Person, (b) all indebtedness representing deferred payment of the purchase price of property or assets, except account payables or other obligations to trade creditors which have been incurred in the ordinary course of business, (c) all Capital Lease Obligations of such Person, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations of such Person, including any letters of credit of such Person, or the obligations of such Person in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned by such Person, whether or not the indebtedness secured thereby shall have been assumed by such Person, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e) or (f).

                  "INDEMNIFICATION OBLIGATIONS" means any and all liabilities and obligations of the Holder to AWI pursuant to Sections 12 and 14 of the Stock Purchase Agreement which relate to the obligation of the Holder to indemnify AWI.

                  "INITIAL INVESTORS" means the parties to a Shareholders Agreement, other than AWI, dated of even date herewith, and shall include, without limitation, Seidler Capital Partners L.P., Ridge Advisors, Inc. and certain members of the management of SMI or any of their Affiliates.

                  "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

                  "NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement dated as of September 30, 1997 by and between SMI and the Senior Subordinated Lender and all documents and instruments delivered in connection with the loans and advances made thereunder, as such note purchase agreement may be amended, amended and restated, supplemented, consolidated or otherwise modified from time to time.

                  "OTHER ACCELERATION EVENT" means the acceleration of the principal amount of Indebtedness of either Issuer (other than such Indebtedness in an aggregate principal amount not in excess of $1,000,000) in advance of the stated maturity therefor, whether such acceleration is voluntary, involuntary, by declaration or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor.

                  "PAYMENT DEFAULT" means the failure to pay, when due (whether upon maturity, acceleration, redemption or otherwise), any principal of or interest on this Note and, other than with respect to the payment of principal, such failure shall continue for more than five days.

                  "PERSON" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, limited liability company, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

                  "SENIOR ACCELERATION EVENT" means the acceleration of at least $1,000,000 of principal amount of Senior Indebtedness in advance of the stated maturity therefor, whether such acceleration is voluntary, involuntary, by declaration or otherwise or the failure to pay such Indebtedness upon the stated maturity therefor.

                  "SENIOR INDEBTEDNESS" means (i) all Indebtedness (whether now outstanding or hereafter incurred) of the Issuers in respect of the Senior Loan Agreement, including, without limitation, all principal, interest, fees, expenses, indemnities and all other amounts payable under the Senior Loan Agreement and any notes, security documents, guarantees or other loan documents referred to therein or pursuant thereto secured by all assets of SMI and certain assets of AWI and (ii) all Indebtedness (whether now outstanding or hereafter incurred) of the Issuer in respect of the Note Purchase Agreement, including, without limitation, all principal, interest, fees, expenses, indemnities and all other amounts payable under the Note Purchase Agreement and any notes or other loan documents referred to therein and any amendments, modifications or supplements to, or any renewals, extensions, deferrals, refinancings and refundings of, any of the foregoing.

                  "SENIOR LOAN AGREEMENT" means the Secured Credit Agreement dated as of September 30, 1997 by and between SMI and the Senior Secured Lender and all agreements, documents and instruments delivered pursuant thereto in connection with the loans and advances made thereunder (including, without limitation, the Pledge Agreement dated as of September 30, 1997 by and between AWI and the Senior Secured Lender), as such agreements and documents may be amended, amended and restated, supplemented, consolidated or otherwise modified from time to time.

                  "SENIOR SECURED LENDER" means LaSalle National Bank, its respective successors and assigns, and any Person who replaces or refinances the Indebtedness of the Issuers incurred under the Senior Loan Agreement.

                  "SENIOR SUBORDINATED LENDER" means Seidler Capital Partners L.P., a Delaware limited partnership, its respective successors and assigns, and any Person who replaces or refinances the Indebtedness of the Issuers incurred under the Note Purchase Agreement.

                  "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of September 30, 1997 among the Issuers, the Holder, the Senior Secured Lender and the Senior Subordinated Lender, as such subordination agreement may be amended, amended and restated, supplemented, consolidated or otherwise modified from time to time.

                  "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by either Issuer.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

                   TERM                                       SECTION

                   Change of Control                          4.2
                   Event of Default                           2.1
                   Redemption Event                           4.2

      Section 2.   Events of Default and Remedies.
                   ------------------------------

      Section 2.1. Event of Default Defined:  Acceleration of Maturity: Waiver
                   of Default.
                   ------------------------------------------------------------

In case one or more of the following events ("EVENTS OF DEFAULT") (whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

         (a) a Payment Default shall have occurred and be continuing;

         (b) a breach by either Issuer of any covenant contained in Section 3 hereof which remains uncured for five (5) days after receipt of written notice thereof by the Issuers from the Holder;

         (c) a Senior Acceleration Event shall have occurred and be continuing and such event shall remain in effect for at least five days or an Other Acceleration Event shall have occurred and be continuing and such event shall remain in effect for at least five days;

         (d) either Issuer shall permit or suffer to exist the entry of a decree or order for relief, entered by a court of competent jurisdiction, in respect of such Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law relating to or affecting creditors' rights generally now or hereafter in effect, or appointing a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of such Issuer or for any substantial part of the property of such Issuer or ordering the winding up or liquidation of the affairs of such Issuer or any such case or proceeding shall have been commenced against such Issuer seeking such a decree or order which remains unstayed and in effect or has not been dismissed for a period of 90 days; or

         (e) either Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law relating to or affecting creditors rights generally now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, custodian, trustee, sequestrator (or similar official) of such Issuer or for any substantial part of the property of such Issuer or such Issuer shall make any general assignment for the benefit of creditors;

then, and in each and every such case, other than an Event of Default described in clauses (a) and (b) above, the aggregate principal amount of this Note shall become and be immediately due and payable without any declaration, presentment, demand, protest, notice of default, notice of acceleration or other act on the part of the Holder, all of which are hereby expressly waived. Subject to Section 5 hereof, upon the occurrence of an Event of Default described in clauses (a) or
(b), the Holder of this Note may (in addition to any other right, power or remedy permitted to the Holder by law) declare the entire aggregate principal amount of this Note due and payable and the same, together with any accrued and unpaid interest thereon, shall thereupon become forthwith due and payable, without any presentment, demand, protest, notice of default, notice of acceleration or other notices of any kind, all of which are hereby expressly waived.

         Section 2.2. Powers and Remedies Cumulative: Delay or Omission Not
                      -----------------------------------------------------
Waiver of Default. No right or remedy herein conferred upon or reserved to the
-----------------
Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

                  Any term or provision of this Note (including this Section 2.2) to the contrary notwithstanding, the Holder shall have no right (directly or indirectly) to exercise, nor shall any

Holder in fact exercise (directly or indirectly), any rights or remedies against the Issuers, any of their respective Subsidiaries or any of their respective assets in respect of any breach hereunder or otherwise, nor shall the Holder commence (directly or indirectly) any litigation, action or other proceeding against any of the foregoing in respect of any breach hereunder or otherwise, unless (but only unless) an Event of Default has occurred and is continuing, and, in such event, the exercise of any such right or remedy shall be subject to
Section 5 hereof.

         Section 2.3. Waiver of Past Defaults. The Holder may waive any past
                      -----------------------
Default or Event of Default hereunder and its consequences. In the case of any such waiver, the Issuers and the Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  Upon any such waiver, such Default or Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         Section 3.   Covenants.  Each Issuer agrees that, so long as any amount
                      ---------
payable under this Note remains unpaid:


         Section 3.1. Information.  Such Issuer shall deliver, or cause to be
                      -----------
delivered, to the Holder:

         (a) within five days after any officer of such Issuer obtains actual knowledge of any Default or Event of Default, a certificate of the chief financial officer or the chief accounting officer of such Issuer setting forth the details thereof and the action which such Issuer is taking or proposes to take with respect thereto;

         (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of AWI (or, if AWI or any of its Subsidiaries is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of AWI and its Subsidiaries (including
SMI) as of the end of such fiscal quarter, together with the related consolidated statement of profit and loss and cash flow for such fiscal quarter and for the period commencing at the end of the previous fiscal year and ending with the end of the fiscal quarter (it being understood that the foregoing requirement may be satisfied by delivery of AWI's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by the chief financial officer of Awl, and a copy of a Form 10-Q, if any, for such period that is filed with the Securities and Exchange Commission by any of AWI's Subsidiaries; and

         (c) as soon as available and in any event within 120 days after the end of each fiscal year of AWI (or, if AWI or any of its Subsidiaries is required to file such information on Form

10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such fiscal year for AWI and its Subsidiaries (including SMI) including therein a consolidated balance sheet for AWI and its Subsidiaries as of the end of such fiscal year, together with the related consolidated statement of profit and loss and cash flow of AWI and its Subsidiaries for such fiscal year (it being understood that the foregoing requirement may be satisfied by delivery of AWI's report to the Securities and Exchange Commission on Form 10-K, if any), in each case certified (without qualification) by AWI's independent public accountants, and a copy of a Form 10-K, if any, for such period that is filed with the Securities and Exchange Commission by any of AWI's Subsidiaries.

         Section 3.2. Maintenance of Existence. Each Issuer will preserve, renew
                      ------------------------
and keep in full force and effect, its corporate existence and its respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

         Section 3.3. Compliance with Laws. Each Issuer will comply, and will
                      --------------------
cause each of its respective Subsidiaries to comply with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such noncompliance would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of such Issuer.

         Section 3.4. Indebtedness. SMI shall not incur or permit to exist any
                      ------------
Indebtedness other than (i) Indebtedness evidenced by this Note, (ii) Senior Indebtedness incurred pursuant to the terms and conditions of the Senior Loan Agreement and the Note Purchase Agreement in effect on the date hereof in a principal amount not to exceed the amounts originally outstanding thereunder plus amounts constituting deferred interest added to principal pursuant to the terms of the Note Purchase Agreement, (iii) Capitalized Lease Obligations and other Indebtedness secured by liens upon property granted in connection with the acquisition of property not to exceed $750,000 in the aggregate in any fiscal year of SMI provided that (A) such liens attach only to the property acquired with the Indebtedness secured thereby and (B) the principal amount of the Indebtedness secured by any such lien shall not exceed the cost of the property so acquired, (iv) additional Indebtedness incurred for working capital purposes and up to $1,500,000 for any purpose, (v) Indebtedness of SMI outstanding on the date hereof; and (vi) any extension, renewal or refinancing of any Indebtedness described in clauses (i), (ii), (iii), (iv) and (v) on such terms and conditions as are, on the whole, no more onerous to SMI than the terms and conditions of such Indebtedness being extended, renewed or refinanced on the date of such extension, renewal or refinancing.

         Section 3.5. Senior Indebtedness. The Issuers agree that they shall not
                      -------------------
consent to or agree to advance the scheduled principal payment dates of the Senior Indebtedness.

         Section 4.1. Redemption and Repurchase.
                      -------------------------

         (a) So long as no default exists or would occur under or in respect of any Senior Indebtedness, the Issuers at their option may, upon thirty days' written notice to the Holder of this Note, at any time redeem all, or from time to time any part of, the principal amount of this Note at a price equal to 100% of the principal amount of this Note so redeemed, together with accrued and unpaid interest through the date of redemption.

         (b) In the event the Issuers shall redeem this Note or any portion hereof, notice of such redemption shall be given by first class mail, postage prepaid, mailed, in the case of a redemption pursuant to Section 4.1, not less than 30 days nor more than 60 days prior to the redemption date to the Holder at the Holder's address as the same appears on the Issuers' books and records. Each such notice shall state: (i) the redemption date; (ii) the aggregate principal amount of this Note to be redeemed and, if less than all of the principal amount of this Note is to be redeemed, the aggregate principal amount of this Note to be redeemed; (iii) the redemption price; (iv) the place or places where this
Note is to be surrendered for payment of the redemption price; (v) that interest on the principal of this Note to be redeemed will cease to accrue on such redemption date; and (vi) that, after giving effect to such redemption, no default exists or would occur under or in respect of any Senior Indebtedness.

         (c) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by either Issuer or any of their respective Subsidiaries under or in respect of any Senior Indebtedness or otherwise in providing money for the payment of the redemption price of the portion of this Note called for redemption), interest on the principal amount of this Note so called for redemption shall cease to accrue, and all rights of the Holder thereof (except the right to receive from the Issuers the redemption price) shall cease. Upon surrender in accordance with said notice of this Note (properly endorsed or assigned for transfer, if the Board of Directors of either Issuer shall so require and the notice shall so state), this Note (or portion hereof) shall be redeemed by the Issuers at the aforesaid redemption price. In case this Note is redeemed in part, a new Note shall be issued representing the unredeemed portion of this Note without cost to the Holder hereof.

         Section 4.2. Redemption upon Change of Control.
                      ---------------------------------

         (a) At any time after all Indebtedness under and in respect of the Senior Loan Agreement and the Note Purchase Agreement (and any refinancings thereof) have been paid in full in cash and all commitments under or in respect of the Senior Loan Agreement and the Note Purchase Agreement (and any replacements thereof) have been terminated, if there shall occur a Change in Control (as defined below), the Holder shall have the right, at such Holder's option, to require the Issuers to redeem, and upon the exercise of such right the Issuers shall redeem, the aggregate principal amount of this Note held by such Holder at a price equal to 100.0% of the principal amount thereof, together with accrued interest through the date of redemption. For purposes of this
Section 4.2, "CHANGE OF CONTROL" means either (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than any person or group comprised solely of the Initial Investors, becoming the beneficial owner, by way of merger, consolidation or otherwise, of 51% or more of the voting power of all classes of voting Capital Stock of either Issuer or (ii) any sale or other disposition of all or substantially all of the assets of either Issuer in a single transaction or a series of transactions.

         (b) On or before the tenth day after the occurrence of any Change of Control, the Issuers shall send the Holder a notice (a "REDEMPTION NOTICE") advising such Holder of its rights hereunder and specifying the date, not less than 20 nor more than 60 days after the date such notice is delivered to such Holder, on which the Issuers propose to redeem this Note if the Holder requests redemption pursuant to Section 4.2(b); provided that no failure of the Issuers to give such notice shall limit the rights of the Holder hereunder. If the Holder wishes to exercise its rights hereunder it shall deliver to the Issuers, on or before the fifteenth day after receipt of the Redemption Notice, written notice (which shall be irrevocable) of such Holder's exercise of such right, which notice shall set forth the name of the Holder and the aggregate principal amount of this Note held by such Holder as to which an election to exercise its rights hereunder is being made.

         (c) From and after the redemption date set forth in the Redemption Notice (unless Default shall be made by the Issuers in providing money for the payment of the redemption price of this Note), interest on this Note, if the Holder elected to have this Note redeemed as set forth in the foregoing paragraph (c), shall cease to accrue, and all rights of the Holder with respect to this Note (except the right to receive from the Issuers the redemption price) shall cease. Upon surrender in accordance with said notice of the certificate for this Note so required to be redeemed (properly endorsed or assigned for transfer, if the Board of Directors of either Issuer shall so require and the Redemption Notice shall so state), this Note shall be redeemed by the Issuers at the aforesaid redemption price.

         Section 5. Subordination. Each Issuer covenants and agrees and the
                    -------------
Holder, by its acceptance hereof likewise covenants and agrees, in each case notwithstanding any other provisions of this Note or any other agreement, document or instrument (it being the express agreement of such Holder that the provisions of this Section 5 and thereby the provisions of the Subordination Agreement shall govern in the event of any conflicting terms or provisions herein or otherwise), that this Note shall be issued subject to the provisions of the Subordination Agreement; and the Person holding this Note, whether upon original issue or upon transfer, assignment or exchange thereof accepts and agrees that the payment of the principal of, interest on or any other amounts or obligations (monetary or otherwise) on, under or in respect of this Note by or on behalf of the Issuers shall, to the extent and in the manner set forth in the Subordination Agreement, be subordinated and junior in right of payment, to the prior payment in full in cash of all Senior Indebtedness.

         Section 6.   Miscellaneous.
                      -------------

         Section 6.1. Modification of Notes.  This Note may be modified with the
                      ---------------------
written consent of the Issuers and the Holder. The Holder may waive compliance by the Issuers of any provision of this Note.

         Section 6.2. Set-Off.  Notwithstanding anything contained herein to the
                      -------
contrary, if any Indemnification Obligations are due and owing by the Holder to AWI, at the option and upon written demand of the Holder, the Issuers shall set off and apply up to 50% of the Indemnification Obligations to the obligations due and owing, or that will become due and owing, to the Holder under this Note in the order in which such payments are to be made in accordance with the terms of this Note. The Holder shall notify the Issuers in writing of the amounts, if any, it has elected to offset pursuant to this Section 6.2 prior to the time payments to be offset hereunder would otherwise be required to be made.

         Section 6.3. Miscellaneous. THIS NOTE SHALL BE GOVERNED BY AND BE
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE. Each Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and consents to extensions of the time of payment, or forbearance or other indulgence without notice. The Holder by acceptance of this Note agrees to be bound by the provisions of this Note and the Subordination Agreement. The Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 6.4. Transfer. This Note is registered on the books of the
                      --------
Issuers and is transferable only in whole and not in part and only by surrender thereof at the principal office of AWI duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of this Note or its attorney duly authorized in writing. Any such transferee shall be deemed a Holder hereunder.

                  IN WITNESS WHEREOF, each Issuer has caused this instrument to be duly executed as of this 30th day of September, 1997.

                                                  AAI SYSTEMS MANAGEMENT, INC.



                                                  By: /s/ D. Tyler Mayoras
                                                      --------------------------
                                                          D. Tyler Mayoras

                                                  Its: Chairman





                                                  ALL WEATHER, INC.



                                                  By: /s/ Clark F. Davis
                                                      --------------------------
                                                          Clark F. Davis

                                                  Its: Vice President

NYFS11...:\95\78495\0018\1708\NOT0167K.490